UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road, Suite 1240, Boca Raton, FL 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2017, Barry Tenzer resigned as President and Chief Executive Officer of Bespoke Extracts, Inc. (the “Company”). Mr. Tenzer’s resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective May 22, 2017, the Board of Directors (the “Board”) of the Company appointed Marc Yahr as President and Chief Executive Officer of the Company and as a member of the Company’s Board. There are no family relationships between Mr. Yahr and any of our other officers and directors.

Set forth below is the biographical information of the newly appointed officer and director, as required by Item 401 of Regulation S-K.

Since June 2009, Marc Yahr has served as Vice President of Sales and Marketing at L&L International, a boutique luxury private aircraft brokerage firm. In addition, since December 2007, Mr. Yahr has served as Manager of Yahr Aviation LLC. From August 2015 until June 2016, he served as Chief Operating Officer and President of Lynx Fitness, a fitness equipment company. Mr. Yahr received a Bachelor of Science degree in Business from Fairleigh Dickinson University.

Effective May 22, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Yahr pursuant to which Mr. Yahr will serve as President and Chief Executive Officer of the Company for a term of three years, unless earlier terminated pursuant to the terms of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Yahr received a warrant (the “Warrant”) to purchase up to 20,000,000 shares of the Company’s common stock at an exercise price of $0.0001 per share.

The foregoing description is a summary only and does not purport to set forth the complete terms of the Employment Agreement and Warrant which are is qualified in their entirety by reference to the Employment Agreement and Warrant filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant

10.1	Marc Yahr Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: May 26, 2017	By:	/s/ Barry Tenzer
Barry Tenzer Director

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